UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

Pursuant  to   Section   13  or   15(d)  of  the Securities  Exchange  Act
                                 of  1934
Date  of Report  (Date of earliest  event  reported): July 14, 2003


                              Sono-Tek Corporation
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 0-16035

           New York                                             14-1568099
(State of Incorporation)                               (I.R.S. Employer ID No.)


2012 Route 9W, Milton, New York                                    12547
(Address of Principal Executive Offices)                         (Zip Code)

Registrant's telephone number, including area code (845) 795-2020

ITEM 7:  FINANCIAL INFORMATION AND EXHIBITS


         c. Exhibits:

         Exhibit No.                Exhibit Description
      ---------------            -----------------------
99.1     Press release issued by Registrant, dated as of July 14, 2003.

ITEM 9:  REGULATION FD DISCLOSURE

The information contained in this Item 9 of this Current Report on Form 8-K is being furnished pursuant to "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216.

On July 14, 2003, the Registrant issued a press release announcing its financial results for the quarterly period ending May 31, 2003. A copy of the earnings release is attached as Exhibit 99.1.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONO-TEK CORPORATION

By:      /s/ Christopher L. Coccio
         Christopher L. Coccio
         Chief Executive Officer

July 22, 2003

                                                                    Exhibit 99.1

                  Sono-Tek Announces Its First Quarter Earnings

                      Eighth Consecutive Profitable Quarter

(July 14, 2003-Milton, NY) Sono-Tek Corporation (OTC BB: SOTK) today announced sales of $758,523 for the three months ended May 31, 2003, a decrease of 3% or $22,335 compared to sales of $780,858 for the same period of last year. Operating income for the first three months of the year was $60,783 or 8% of sales compared to $66,814 or 9% of sales for the prior year period. For the three months ended May 31, 2003 the Company had net income of $11,047 compared to $33,426 for the prior year period.

Our balance sheet is improved from last year at this time with working capital at $445,149 at May 31, 2003 from working capital of $260,840 last year, liabilities have been reduced from $2,269,590 at May 31, 2002 to $2,047,411 at May 31, 2003, and shareholders' deficiency reduced from $749,128 at May 31, 2002 to $628,406 at May 31, 2003. Management has taken action to preserve working capital by seeking longer term financing, and by restructuring agreements with current lenders to defer payments of principal.

The Company has experienced a turn-around in profitability during the last eight quarters as a result of changes in management, discontinuance of unprofitable business segments, reductions in the cost structure, and settlements with creditors. The Company has benefited from maintaining a stable work force and a cohesive management team. The Company expects these benefits to be strategic assets as the economy recovers. The Company has returned its focus to its core business, ultrasonic nozzles and systems, and has partially offset the downturn in its traditional electronics industry offerings by developing new uses for its products in the growing medical products field, the defense industry, liquid metal powder manufacturing, glass coatings, non-woven fabrics, and spray drying.

According to Dr. Christopher L. Coccio, Sono-Tek's CEO and President, "The Company has developed and introduced the SonoFlux 2000F fluxer and a new liquid metal nozzle system and has sold over 50 nozzle systems specifically designed for coating arterial stents. We are continuing to develop coating systems for medical device customers and other customers in a diverse range of industries, and expect to continue to create new business opportunities in these fields".

For further information, contact Dr. Christopher L. Coccio, at 845-795-2020, or visit our website at www.sono-tek.com.

Sono-Tek Corporation is a leading developer and manufacturer of liquid spray products based on its proprietary ultrasonic nozzle technology. Founded in 1975, the Company's products have long been recognized for their performance, quality, and reliability.


This earnings release contains forward looking statements regarding future events and the future performance of Sono-Tek Corporation that involve risks and uncertainties that could cause actual results to differ materially. These factors include, among other considerations, general economic and business conditions; political, regulatory, competitive and technological developments affecting the Company's operations or the demand for its products; timely development and market acceptance of new products; adequacy of financing; capacity additions and the ability to enforce patents. We refer you to documents that the company files with the Securities and Exchange Commission, which
includes  Form  10-KSB  and  Form  10-QSBs   containing   additional   important
information.


                              Sono-Tek Corporation

                             Selected Financial Data

                                                     Three Months Ended May 31,
                                                    2003                  2002

  Net Sales                                           $758,523         $780,858
                                                      ========         ========

  Net Income                                           $11,047          $33,426
                                                       =======          =======

  Basic Earnings Per Share -                            $0.001           $0.004
                                                        ======           ======

  Diluted Earnings Per Share -                          $0.001           $0.003
                                                        ======           ======

  Weighted Average Shares - Basic                    9,200,161        9,105,422
                                                     =========        =========

  Weighted Average Shares - Diluted                 10,137,303       10,819,772
                                                    ==========       ==========